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                                                                    Exhibit 4.17

                                                                  EXECUTION COPY

                          THIRD SUPPLEMENTAL INDENTURE


         THIRD SUPPLEMENTAL INDENTURE (the "Third Supplemental Indenture") dated as of March 7, 2003 between Sirius satellite radio inc. (formerly known as CD Radio Inc.) (the "Company") and HSBC Bank USA, as trustee (the "Trustee").

         WHEREAS, the Company and The Bank of New York (as successor to U.S. Trust Company of Texas, N.A., "BONY"), as trustee, are parties to a first supplemental indenture, dated as of September 29, 1999 (the "First Supplemental Indenture"), to the indenture dated as of September 29, 1999 (the "Original Indenture") between the Company and BONY, and the Company and the Trustee are parties to a second supplemental indenture, dated as of March 4, 2003 (the "Second Supplemental Indenture" and together with the First Supplemental Indenture and the Original Indenture, the "Indenture"), to the Original Indenture;

         WHEREAS, pursuant to the Indenture, the Company has issued the 8 3/4 % Convertible Subordinated Notes due 2009 (the "Securities");

         WHEREAS, Section 9.2 of the Indenture provides that the Company, when authorized by a resolution of the Board of Directors, and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Securities outstanding, may amend the Indenture;

         WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee a copy of the Officers' Certificate of the Company authorizing the execution, delivery and performance of this Third Supplemental Indenture; and

         WHEREAS, all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make this Third Supplemental Indenture valid and binding have been complied with or have been done or performed.

         NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Third Supplemental Indenture, might operate to limit such action, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE I
                                   DEFINITIONS

         Section 1.01 General. For all purposes of the Indenture and this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (a) the words "herein", "hereof' and "hereunder" and other words of similar import refer to the Indenture and this Third Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

                 (b) capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.




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                                   ARTICLE II
                                   AMENDMENTS

         Section 2.01 Amendments. The Indenture is hereby amended in the following respects:

                 (a) Section 6.01(5) of the First Supplemental Indenture is
                     hereby deleted in its entirety.

                 (b) Section 6.01(6) of the First Supplemental Indenture is
                     hereby deleted in its entirety.

                 (c) Section 6.01(7) of the First Supplemental Indenture is
                     hereby deleted in its entirety.

                 (d) Section 6.01(8) of the First Supplemental Indenture is
                     hereby deleted in its entirety.

                 (e) Section 6.02 of the First Supplemental Indenture is hereby amended by deleting the parenthetical phrase, "(other than an Event of Default specified in Section 6.01(7) or (8))" in the first sentence thereof.

                     Section 6.02 of the First Supplemental Indenture is further amended by deleting the following sentence in its entirety:

                        "If an Event of Default specified in Section 6.01(7) or
                        (8) occurs, the principal of, and accrued interest on, all the Series 8 3/4% Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable."

                     Section 6.02 of the First Supplemental Indenture is further amended by deleting the reference to Section 6.13 in clause
                     (2) thereof and replacing it with Section "5.13".

                 (f) Defined Terms; Related Amendments. Any and all defined terms used solely in the sections, subsections, subparagraphs or provisions of the Indenture deleted by Sections 2.01 (a) through (e) this Third Supplemental Indenture are also hereby deleted. Any provisions contained in the Securities that relate to any sections of the Indenture that are amended by this Supplemental Indenture shall be likewise amended so that any such provisions contained in the Securities will conform to and be consistent with such amended provisions of the Indenture.

                                  ARTICLE III
                                     WAIVERS

         Section 3.01 Waiver of Defaults and Events of Default. The Company represents and warrants to the Trustee that Holders of the Securities issued under the Indenture have irrevocably and unconditionally waived, in accordance with the terms of the Indenture, (1) any failure by the Company to comply with any term, covenant, provision or condition of the Indenture and (2) any defaults and events of default under the Indenture (other than, with respect to those Holders of the Securities who have not waived their right to receive the payment of such interest, interest payment defaults, which unwaived interest payment defaults the Company shall remedy within 10 days after the date hereof), in existence at the time of the filing of the Registration Statement on Form S-4 (File No. 333-101317), as amended (the "Registration Statement"), including those arising from representations and warranties made or affirmed in connection with the delivery of compliance certificates, whether or not such defaults and events of default are related to the restructuring (as described in the Registration Statement) or caused by the recapitalization plan (as described in the Registration Statement).


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                                   ARTICLE IV
                                  MISCELLANEOUS

         Section 4.01 Effectiveness. This Third Supplemental Indenture shall become effective upon its execution and delivery by the Company and the Trustee. Upon the execution and delivery of this Third Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

         Section 4.02 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

         Section 4.03 Indenture and Third Supplemental Indenture Construed Together. This Third Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Third Supplemental Indenture shall henceforth be read and construed together.

         Section 4.04 Confirmation and Preservation of Indenture. The Indenture as supplemented by this Third Supplemental Indenture is in all respects confirmed and preserved.

         Section 4.05 Conflict with Trust Indenture Act. If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), that is required under the Trust Indenture Act to be part of and govern any provision of this Third Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Third Supplemental Indenture, as the case may be.

         Section 4.06 Severability. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 4.07 Headings. The Article and Section headings of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Third Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 4.08 Benefits of Third Supplemental Indenture, etc. Nothing in this Third Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Third Supplemental Indenture or the Securities.

         Section 4.09 Successors. All agreements of the Company in this Third Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

         Section 4.10 Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.


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The Trustee shall not be liable or responsible for the validity or sufficiency of this Third Supplemental Indenture.

         Section 4.11 Certain Duties and Responsibilities of the Trustee. In entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

         Section 4.12 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS third SUPPLEMENTAL INDENTURE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, WHICH would require the application of the laws of another jurisdiction.

         Section 4.13 Counterpart Originals. The Company and the Trustee may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


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                  IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed, all as of the date and year first above written.


                                       SIRIUS SATELLITE RADIO INC.


                                       By:     /s/ Patrick Donnelly
                                          --------------------------------------
                                          Name:  Patrick Donnelly
                                          Title: Executive Vice President,
                                                 General Counsel and Secretary


                                       HSBC BANK USA, as Trustee


                                       By:     /s/ Robert Conrad
                                          --------------------------------------
                                          Name:   Robert A. Conrad
                                          Title:  Vice President


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